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NEWS RELEASE


For release on January 25, 2000         CONTACTS:     Ellie Javadi
                                                      Ariba Public Relations
                                                      650-930-6738
                                                      ejavadi@ariba.com

                                                      Katy Rogers
                                                      Blanc and Otus
                                                      415-912-2330
                                                      krogers@blancandotus.com




                       ARIBA COMPLETES THE ACQUISITION OF
                                 TRADINGDYNAMICS

          ARIBA EXPANDS B2B PLATFORM WITH AUCTION, REVERSE AUCTION AND
                              EXCHANGE CAPABILITIES

              SOLIDIFIES ARIBA'S LEADERSHIP IN THE NET MARKET SPACE

MOUNTAIN VIEW, CALIF., JANUARY 25, 2000--Ariba, Inc. (Nasdaq: ARBA), the business-to-business (B2B) eCommerce leader, today announced it has completed the acquisition of TradingDynamics, Inc. of Mountain View, California.

On November 15, 1999, Ariba announced a definitive agreement to acquire privately-held TradingDynamics--a leading provider of business-to-business Internet trading applications.

Under the terms of the agreement, approximately 4,148,300 shares of Ariba common stock were exchanged for all outstanding shares, options and warrants of TradingDynamics. The transaction will be accounted for as a purchase transaction.

Founded in 1998, TradingDynamics brings a family of eCommerce applications to the Ariba platform including B2B auction, request for quote (RFQ), reverse auction, and bid/ask-style exchange mechanisms--adding tremendous value to the Ariba platform.

TradingDynamics brings all of its employees--a talented team of executives, economists, computer scientists and experienced managers--into the organization. Former TradingDynamics president and CEO, Kirk Cruikshank, is assuming the role of executive vice president at Ariba and will run the marketing and mergers and acquisitions divisions.

ABOUT THE COMPANIES

Ariba, Inc. is the leading provider of business-to-business eCommerce services and solutions to leading companies around the world, over 15 of the Fortune 100. The company delivers an open, end-to-end, best-of-breed platform of interoperable solutions to manage corporate purchasing on the Internet, build net markets, and provide suppliers with buyer access and integration. Together, Ariba's software and services leverage the Internet-based Ariba Network to integrate the internal and external commerce processes of buyers, suppliers, net markets and commerce service providers. The result is a global eCommerce infrastructure that provides cost saving


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and revenue opportunities for businesses of all sizes. Ariba can be contacted in the U.S. at +1.650.930.6200 or at www.ariba.com.

TradingDynamics is a leading provider of business-to-business Internet trading applications. Combining expertise in economics, market design and Internet application development, the company lets net market makers and corporations quickly deploy and configure a range of dynamically-priced markets - including auctions, reverse auctions and exchanges. The company was founded in May 1998 and received funding from Atlas Ventures and New Enterprise Associates. The TradingDynamics product suite has been available since October 1999.

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Ariba and the Ariba logo are registered trademarks and Ariba Network is a trademark of Ariba, Inc. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995:

Information in this release that involves Ariba's expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to, delays in development or shipment of new versions of the ORMS application, the Ariba Network or net markets; lack of market acceptance of the Ariba Network or other new products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; and our ability to attract and retain qualified employees. These and other factors and risks associated with our business are discussed in the Company's registration statement on Form S-1 declared effective by the Securities and Exchange Commission ("SEC") on June 22, 1999, and in the Company's Form 10-K filed December 23, 1999.